UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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_______________________AAON, INC.________________________
(Name of Registrant as Specified in its Charter)
_________________________________________________________
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AAON, INC.

Supplement to the Proxy Statement
for the 2020 Annual Meeting of Stockholders
to be held on May 12, 2020

This supplement revises the Definitive Proxy Statement previously furnished or otherwise made available to stockholders of AAON, Inc. on or about April 1, 2020, in connection with its Annual Meeting of Stockholders to be held on May 12, 2020 (the “Annual Meeting”). Unless the context otherwise requires, references to “AAON”, “we”, “us”, “our”, “ours” or the “Company” refers to AAON, Inc., a Nevada corporation.

The purpose of this supplement is to (i) provide clarity concerning the Company’s 2016 Long-Term Incentive Plan (as amended, the “2016 Incentive Plan”), and (ii) provide an important notice regarding attendance at the Annual Meeting due to the coronavirus COVID-19 pandemic.

2016 Incentive Plan

Among the matters being submitted to stockholders at the Annual Meeting is a proposal to approve an amendment to the 2016 Incentive Plan to increase the number of shares of common stock eligible for issuance pursuant to awards under the 2016 Incentive Plan by 2,500,000 shares, to a total of 8,890,000 common shares (the “Subject Proposal”).

Following the filing of the Company’s Definitive Proxy Statement, Institutional Shareholder Services (“ISS”), a proxy advisory firm, published a recommendation against the Subject Proposal, suggesting that the cost of the 2016 Incentive Plan is excessive because the potential value transfer of equity based on new and available shares exceeded the ISS benchmark.

The Company engaged in discussions with ISS and after such engagement, we believe ISS is interpreting language in the 2016 Incentive Plan in a manner which is inconsistent with the Company’s intentions and administration of the 2016 Incentive Plan, specifically as it relates to the ten percent (10%) limitation on “Full-Value Awards” (as defined in the 2016 Incentive Plan).

Nonetheless, to add clarity and eliminate any potential confusion concerning the 2016 Incentive Plan, following the discussions with ISS the Company entered into that certain Second 2020 Amendment to the AAON, Inc. 2016 Long-Term Incentive Plan in the form attached hereto as Exhibit A, pursuant to which language in Section 5.1 of the 2016 Incentive Plan was revised to eliminate any uncertainty surrounding the intended impact of the ten percent (10%) limitation on Full-Value Awards set forth therein—and the related analysis of the cost of the 2016 Incentive Plan.

Annual Meeting – Important Notice Regarding COVID-19

The Company currently still intends to hold the Annual Meeting in person; however, due to ongoing developments and concerns associated with the coronavirus COVID-19 (“COVID-19”) pandemic, we are implementing strict safeguards to protect the health and well-being of our employees and visitors while also attempting to minimize the risk of COVID-19 related impacts on our business operations.

We recognize the importance some of our stockholders place on the Annual Meeting and also appreciate the opportunity it affords for them to engage with senior management. We also understand that it provides a convenient forum for our stockholders to acquire first-hand exposure to, and ask questions of our management. In an attempt to preserve the benefits of the traditional annual meeting format, while also recognizing the complications associated with COVID-19, we strongly suggest that our stockholders avail themselves of the following unique opportunities:

•Questions for Management?

◦Stockholders are encouraged to submit questions for management without having to attend the Annual Meeting in person.

◦To do so, please email your questions to the following email address: annualmeeting@aaon.com

We retain discretion to reject questions that are improper, irrelevant, substantially similar to questions submitted by other stockholders or are otherwise derogatory or not in good taste.

•Recording of Management Presentation and Q&A Session

◦We plan to record the management presentation and question and answer portions of the Annual Meeting and make these recordings available on our website (www.aaon.com) promptly following the Annual Meeting.

Any stockholders electing to attend the Annual Meeting in person will be subject to heightened screening procedures in recognition of COVID-19, and federal, state and local guidelines and restrictions related thereto. Upon arrival, attendees will be required to report to Company security personnel, provide proper identification and sign-in. All attendees will be screened prior to admission to the Annual Meeting. Attendees may be subject to a health screen and will be required to complete a questionnaire concerning recent travel, potential exposure to confirmed cases of COVID-19 and related questions. Any individual who refuses to complete or otherwise submit to such screenings, or who responds affirmatively to any screening question, will be denied entry. Any individual who exhibits symptoms of COVID-19 during the screening process or at any time during the Annual Meeting will be promptly removed from the meeting. The number of attendees permitted entry to the Annual Meeting will be limited to ensure appropriate social distancing based on applicable federal, state and local guidelines.

We are sensitive to the fluid nature of COVID-19 developments and may impose additional procedures and limitations on attendees beyond those described herein, or may elect to hold the meeting in a different location or solely by means of remote communication. The Company will promptly announce any such major updates.

Conclusion

This supplement should be read in conjunction with the Company’s Definitive Proxy Statement previously filed on April 1, 2020, which remains unchanged in all respects except for the revisions set forth in this supplement. To the extent that information in this supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this supplement controls.

If any stockholder would like to change a previously-submitted proxy vote on this or any other matter, the stockholder may revoke their proxy before it is voted at the Annual Meeting by (i) timely mailing in a revised proxy card, (ii) giving timely notice of the revocation to the Secretary of AAON, (iii) casting a new vote via the Internet (www.proxyvote.com) or telephone (1-800-690-6903), or (iv) if a holder of record, attending the Annual Meeting and voting in person.

The date of this supplement is April 29, 2020.

Exhibit A

SECOND 2020 AMENDMENT
TO THE
AAON, INC.
2016 LONG-TERM INCENTIVE PLAN

This SECOND 2020 AMENDMENT TO THE AAON, INC. 2016 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of April 23, 2020, is made and entered into by AAON, Inc., a Nevada corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the AAON, Inc. 2016 Long-Term Incentive Plan, as previously amended (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan to clarify the Plan’s grant limitations on Full Value Awards.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1. Section 5.1 of the Plan is hereby amended by deleting the first sentence of said Section in its entirety and substituting in lieu thereof the following new sentence:

Subject to adjustment as provided in Articles 11 and 12 and subject to increase by any Prior Plan Awards eligible for reuse pursuant to Section 5.2, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 8,890,000 shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options and ten percent (10%) may be delivered pursuant to Awards other than Stock Options and/or SARs.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

AAON, INC.

By:  /s/ Norman H. Asbjornson
Name:  Norman H. Asbjornson
Title:  Chief Executive Officer